As filed with the Securities and Exchange Commission on August 3, 2012

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALERE INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	51 Sawyer Road, Suite 200 Waltham, Massachusetts 02453 (781) 647-3900	04-3565120
(State of Incorporation)	(Address of Registrant’s Principal Executive Offices)	(I.R.S. Employer Identification No.)

ALERE INC. 2010 STOCK OPTION AND INCENTIVE PLAN

(Full Title of the Plans)

Ron Zwanziger

Chairman, President and Chief Executive Office

Alere Inc.

51 Sawyer Road, Suite 200

Waltham, Massachusetts 02453

(781) 647-3900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copy to:

Jay McNamara, Esq.

Senior Counsel, Corporate & Finance

Alere Inc.

51 Sawyer Road, Suite 200

Waltham, Massachusetts 02453

(781) 647-3900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amounts to be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $.001 per share	3,500,000 shares (1)	$17.91	$62,685,000	$7,184

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also relates to such indeterminate number of additional shares of the registrant’s common stock as may be required pursuant to the Alere Inc. 2010 Stock Option and Incentive Plan, as amended, in the event of a stock dividend, stock split, split-up, recapitalization or other similar event.
(2)	This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purposes of determining the registration fee. Registration fee is based on the average of the high and low prices of the registrant’s common stock as reported on the New York Stock Exchange on August 2, 2012.

This Registration Statement on Form S-8 is being filed by Alere Inc. (the “Company”) for the purpose of registering an additional 3,500,000 shares of common stock, par value $.001 per share, to be issued pursuant to the Alere Inc. 2010 Stock Option and Incentive Plan, as amended (the “Incentive Plan”). The contents of the Company’s Registration Statements on Form S-8 (Registration No. 333-170842) relating to the Incentive Plan are incorporated by reference into this Registration Statement in accordance with General Instruction E to Form S-8.

Item 5. Interests of Named Experts and Counsel.

The validity of the securities the Company is offering is being passed upon by Jay McNamara, Esq., Senior Counsel, Corporate & Finance, of the Company. Mr. McNamara owns an aggregate of approximately 4,720 shares of common stock of the Company, as well as options to purchase an additional 18,320 shares of common stock of the Company.

Item 8.	Exhibits.

Exhibit No.	Description

*5.1	Opinion of Jay McNamara, Esq., Senior Counsel, Corporate & Finance, of Alere Inc.

*23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

*23.2	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm

23.3	Consent of Jay McNamara, Esq., Senior Counsel, Corporate & Finance, of Alere Inc. (included in Exhibit 5.1)

24.1	Power of Attorney (contained in signature page)

*	Filed herewith.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, The Commonwealth of Massachusetts, on this 3rd day of August, 2012.

ALERE INC.

By:	/s/ Ron Zwanziger
Ron Zwanziger Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Ron Zwanziger and David Teitel as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ron Zwanziger Ron Zwanziger	Chairman, Chief Executive Officer and President (Principal Executive Officer)	August 3, 2012

/s/ David Teitel David Teitel	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 3, 2012

/s/ Carol R. Goldberg	Director	August 3, 2012
Carol R. Goldberg

/s/ Robert P. Khederian	Director	August 3, 2012
Robert P. Khederian

/s/ John F. Levy	Director	August 3, 2012
John F. Levy

/s/ Jerry McAleer	Director	August 3, 2012
Jerry McAleer, Ph.D.

/s/ John A. Quelch	Director	August 3, 2012
John A. Quelch

Director
David Scott, Ph.D.

/s/ Peter Townsend	Director	August 3, 2012
Peter Townsend

/s/ James Roosevelt, Jr.	Director	August 3, 2012
James Roosevelt, Jr.

/s/ Eli Y. Adashi	Director	August 3, 2012
Eli Y. Adashi, MD

EXHIBIT INDEX

Exhibit No.	Description

*5.1	Opinion of Jay McNamara, Esq., Senior Counsel, Corporate & Finance, of Alere Inc.

*23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

*23.2	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm

23.3	Consent of Jay McNamara, Esq., Senior Counsel, Corporate & Finance, of Alere Inc. (included in Exhibit 5.1)

24.1	Power of Attorney (contained in signature page)

*	Filed herewith.